Exhibit 99.B(d)(34)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Enhanced Investment Technologies, LLC

As of August 28, 2003, as amended on September 30, 2005 and February 24, 2006

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Disciplined Equity Fund

Large Cap Fund

Large Cap Diversified Alpha Fund

Agreed and Accepted:

SEI Investments Management Corporation	Enhanced Investment Technologies, LLC

By:	By:

/s/ Sophia A. Rosala	/s/Andrew J. Iseman

Name:	Name:

Sophia A. Rosala	Andrew J. Iseman

Title:	Title:

Vice President and Assistant Secretary	Senior Vice President

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Enhanced Investment Technologies, LLC

As of August 28, 2003, as amended on September 30, 2005 and February 24, 2006

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Large Cap Disciplined Equity Fund

Large Cap Fund
Large Cap Diversified Alpha Fund

Agreed and Accepted:

SEI Investments Management Corporation	Enhanced Investment Technologies, LLC

By:	By:

/s/ Sophia A. Rosala	/s/Andrew J. Iseman

Name:	Name:

Sophia A. Rosala	Andrew J. Iseman

Title:	Title:

Vice President and Assistant Secretary	Senior Vice President